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                                                          CONTACT: MARC ROWLAND,
                                                         CHIEF FINANCIAL OFFICER
                                                                  (405) 879-9232

FOR IMMEDIATE RELEASE                        TOM PRICE, JR., SR. VICE PRESIDENT-
DECEMBER 20, 2000                                          CORPORATE DEVELOPMENT
                                                                  (405) 879-9257


            CHESAPEAKE ENERGY CORPORATION REPORTS A MAJOR EXPLORATORY
          SUCCESS, INCREASED 2001 CAP-EX BUDGET, HIGHER PRODUCTION AND
                  CASH FLOW FORECASTS AND GOTHIC MERGER UPDATE

     COMPANY REPORTS NEW GEORGETOWN DISCOVERY FLOWING 40 MILLION CUBIC FEET
      OF NATURAL GAS PER DAY, WELL SHOULD GENERATE MORE THAN $8 MILLION IN
        FIRST 30 DAYS REVENUE, UP TO 100 ADDITIONAL GEORGETOWN LOCATIONS
                  EXIST ON CHESAPEAKE-OPERATED ACREAGE IN TEXAS

   2001 CAPITAL EXPENDITURE BUDGET INCREASED TO $260 MILLION, 2001 PRODUCTION
    FORECAST INCREASED TO 175 BCFE AND HIGHER NATURAL GAS PRICES AND HEDGING ACTIVITIES LEAD TO INCREASE IN CASH FLOW FORECAST TO $600 MILLION FOR 2001

OKLAHOMA CITY, OKLAHOMA, DECEMBER 20, 2000 - Chesapeake Energy Corporation (NYSE: CHK) today reported the recent completion of its Ricks #1-H, an important exploratory success in Washington County, Texas. Located in the Independence portion of the Deep Giddings Field, this single lateral horizontal Georgetown well commenced production on December 7th and is currently producing at a daily rate of 40 million cubic feet of natural gas on a 26/64" choke with flowing tubing pressure of 5,000 psi. Chesapeake owns a 54.4% net revenue interest in the Ricks well and Belco Oil & Gas Corp. owns a 22.6% net revenue interest. The well has already paid out its $2.8 million cost in the first 13 days of production.

The Georgetown formation is expected to have a high deliverability production profile, similar to the slightly shallower Austin Chalk formation in the Deep Giddings area in Grimes and Washington Counties, Texas where Chesapeake has produced over 500 billion cubic feet equivalent (bcfe) from wells drilled by the company during the mid-1990's. Those wells produced exceptional returns on capital despite natural gas prices that averaged less than $2.25 per thousand cubic feet of gas equivalent (mcfe). With 2001 average gas futures prices currently above $6.00 per mcf, further Georgetown drilling success should generate significant production, earnings and cash flow growth for Chesapeake in 2001.




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Based on current daily production rates of 40,000 mcf from the Ricks well and similar performance from a nearby well operated by Anadarko Petroleum Corporation, Chesapeake anticipates accelerating to a three rig Georgetown drilling program within the next 30 days. The company believes the Georgetown prospect may cover a significant portion of Chesapeake's approximate 75,000 acre operated leasehold position in the Navasota River and Independence areas. The combination of Chesapeake's substantial existing acreage base and proven geological and engineering expertise in developing deep fractured carbonates has Chesapeake well-positioned to generate significant value from this high potential area.

         CAPITAL EXPENDITURE BUDGET INCREASED TO $260 MILLION FOR 2001;
             PRODUCTION, CASH FLOW AND EARNINGS FORECASTS INCREASE;
                             HEDGING UPDATE PROVIDED

The following forecasts and estimates are based on current projections for the company's performance for 2001. These forecasts and estimates are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially due to the risks and uncertainties identified at the end of this release. Furthermore, these projections do not reflect the potential impact of unforeseen events that may occur subsequent to the issuance of this release.

Chesapeake's current 2001 guidance is based on projected capital expenditures of $260 million for drilling, leasehold, and seismic, compared to $160 million in 2000. Based on the scheduled completion of the Gothic Energy Corporation merger on January 15, 2001 and Chesapeake's 18-22 rig drilling program for 2001 (currently the country's 7th most active), Chesapeake is now projecting an increase in 2001 production to 175 bcfe (90% gas). This represents a 41 bcfe, or 30%, increase over 2000's estimated production of 134 bcfe. Subtracting Gothic's estimated 26 bcfe contribution in 2001, Chesapeake's projected organic production growth rate in 2001 will exceed 10%, one of the highest growth rates in the industry.

Further updated guidance for 2001 includes projected per mcfe lease operating expenses of $0.62 (including $0.28 per mcfe of production taxes), interest costs of $0.60, general and administrative costs of $0.10 and DD&A of oil and gas properties of $0.90. In addition, Chesapeake expects its tax rate to average 40%, of which 95% should be deferred. If these forecasted cost targets are achieved and if NYMEX oil and gas prices average $24.75 per barrel and $5.20 per mcf in 2001 (for a realized per mcfe price of $4.60 per mcfe, including projected hedging losses of $0.15 per mcfe), Chesapeake expects to generate ebitda of $700 million, operating cash flow of $600 million ($3.50 per share) and net income of $260 million ($1.60 per share).

To reduce the impact of volatile oil and gas prices, Chesapeake has hedged approximately 27% of its projected 2001 gas production at an average NYMEX price of $5.00. In addition, the company has entered into collar arrangements for 14% of its gas production with an average floor price of $4.00 and an average ceiling price of $6.08 per mcf. Chesapeake has also hedged 63% of its anticipated 2001 oil production at an average NYMEX price of $29.72 per barrel.


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                 SIGNIFICANT DEBT REDUCTION ANTICIPATED IN 2001

During 2000 and pro forma for the Gothic acquisition, Chesapeake expects to increase common shareholders' equity by over $860 million, increase its proved reserves by 400 bcfe (30%), and reduce its fixed obligations per mcfe from over $1.00 per mcfe to $0.75 per mcfe. In 2001, Chesapeake has targeted further net debt reduction of $0.20 per mcfe through a combination of asset growth and debt repayments, which are presently budgeted for $250 million based on achieving the forecasted results above. Common shareholders' equity should increase by another $300 million in 2001, bringing the two-year total of common book equity improvement to $1.15 billion.

               GOTHIC SHAREHOLDERS APPROVE MERGER WITH CHESAPEAKE

On June 30, 2000, Chesapeake entered into a letter of intent to acquire Gothic Energy Corporation for 4.0 million shares of Chesapeake common stock. The parties executed a definitive merger agreement on September 8, 2000, and Gothic's shareholders approved the merger at a special meeting of shareholders on December 12, 2000. The transaction is scheduled to close on January 15, 2001. At closing, Chesapeake will issue 4.0 million common shares of Chesapeake to Gothic's shareholders and will assume approximately $200 million of Gothic's 11.125% senior notes that mature in 2005. Based on the current market price for Chesapeake's stock, the total acquisition cost to Chesapeake will be approximately $350 million, or $1.05 per mcfe, after allocation of $20 million to Gothic's unevaluated leasehold, 3-D seismic inventory, field telemetry system and other non-oil and gas fixed assets.

                           PREFERRED DIVIDEND DECLARED

Chesapeake's Board of Directors has declared a quarterly cash dividend on Chesapeake's 7% Cumulative Convertible Preferred Stock. The dividend for the preferred stock is payable on February 1, 2001 to preferred shareholders of record on January 15, 2001 at the rate of $0.875 per share. Chesapeake has 624,000 shares of preferred stock outstanding with a liquidation value of $31.2 million, which is callable on May 1, 2001.

                               MANAGEMENT SUMMARY

Aubrey K. McClendon, Chesapeake's Chairman and Chief Executive Officer, commented, "With the impending completion of our merger with Gothic, Chesapeake will become the 10th largest U.S. based independent producer of natural gas. Our 1,625 bcfe of long-lived proved reserves and recent exploration success in the Georgetown play in Texas and in our core Mid-Continent areas provide Chesapeake's shareholders with an excellent opportunity to significantly benefit from today's strong gas prices. In anticipation of stronger gas markets, we invested $1.1 billion during the past three years in acquisitions to transform our company into one of the country's premier natural gas producers. Our shareholders should greatly benefit from Chesapeake's leadership in the natural gas industry in the years ahead."


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                           CONFERENCE CALL INFORMATION

Chesapeake's management invites your participation in a conference call tomorrow morning, Thursday, December 21 at 8:00 a.m. CST to discuss the contents of this release and respond to your questions. Please call 913-981-5571 between 7:50 and 8:00 a.m. CST tomorrow if you would like to participate in the call. For those unable to participate, the call will also be available over the Internet by visiting our home page at chkenergy.com and clicking on the link under Shareholder Information or by going directly to www.vcall.com. In addition, a replay of the call will also be available by calling 719-457-0820 between 11:00 a.m. CST Thursday, December 21 through midnight Friday, December 29, 2000. The passcode for this call is 545977.



The information in this release includes certain forward-looking statements that are based on assumptions that in the future may prove not to have been accurate. Those statements, and Chesapeake Energy Corporation's business and prospects, are subject to a number of risks, including production variances from expectations, uncertainties about estimates of reserves, volatility of oil and gas prices, the need to develop and replace reserves, the substantial capital expenditures required to fund operations, environmental risks, drilling and operating risks, risks related to exploratory and developmental drilling, competition, government regulation, and the ability of the company to implement its business strategy. These and other risks are described in the company's documents and reports that are available from the United States Securities and Exchange Commission, including those discussed under Risk Factors in the proxy statement/prospectus for the Gothic acquisition dated November 1, 2000, a form of which is included in our registration statement on Form S-4 (file no. 333-47330).

Chesapeake Energy Corporation is the 10th largest independent natural gas producer based in the U.S. (pro forma for the Gothic transaction). Headquartered in Oklahoma City, the company's operations are focused on exploratory and developmental drilling and producing property acquisitions in the Mid-Continent region of the United States. The company's Internet address is www.chkenergy.com.



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